UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2025

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 World Trade Center, 85th Floor New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (844) 384-5069

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share;	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02. Termination of a Material Definitive Agreement

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2025, the Company entered into a Master Transaction Agreement (the “MTA”) on September 9, 2025, with certain buyers (the “Buyers”) and affiliated entities, including Unicoin International Inc. and UH Properties Inc.

The MTA provided for the staged sale of the Company’s economic interests in Philippine assets  for an aggregate purchase price of $10 million plus 75% of the proceeds from operating and selling the real estate portfolio, expected from the “real estate for coins” swap deals done by the Company and its affiliates. The first stage of the transaction, the UII Closing, was contingent upon the Buyers delivering an initial tranche payment of $1 million, originally scheduled to occur within three (3) days of the MTA’s execution.

The Buyers were unable to make an immediate pre-closing payment of $1 million due to the $50,000-per-day limitation on the new account. Having paid the Company $475,000 in several non-refundable payments, the Buyers reported that their bank account was frozen due to the unusual activity consisting of these repeated out-of-the-country payments.

Due to the deviation from the payment schedule, the Company formally terminated the MTA on October 24, 2025, with the intention of renegotiating the terms. The Buyers express the same intent.

The Company is currently evaluating the strategic impact of this termination and notes that management is prepared to negotiate a potential new agreement with the Buyers incorporating a revised timeline and terms more favorable to the Company.

ITEM 8.01. Other Events

Elimination of the position of General Counsel

Due to the reduced level of activity, the Company eliminated the position of General Counsel and will rely on a panel of outside counsel.

The Company offered Eduardo Serrano the opportunity to continue providing services to the Company. The Company also plans to retain legal experts in various areas, including securities law, labor law, and crypto-related regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.

By:	/s/ Alex Konanykhin
Name:	Alex Konanykhin
Title:	Chief Executive Officer

Dated: October 29, 2025

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